Consulting Agreement

         This Consulting Agreement (the "Agreement") is made and entered into by and between PriMed Technologies, LC, a Florida limited liability company ("PriMed LC"); PriMed Technologies, Inc. a Florida corporation and affiliate of PriMed LC ("PriMed Inc.;" PriMed LC and PriMed Inc. being hereinafter collectively and generically referred to as the "Client"); AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of AmeriNet securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act" and "AmeriNet," respectively; and, the Yankee Companies, Inc., a Florida corporation ("Yankees"); the Client, AmeriNet and Yankees being hereinafter collectively referred to as the "Parties" and generically as a "Party".

                                    PREAMBLE:

         Whereas, the Client is engaged in the business of providing practice management assistance and systems as described at its current website located at www.primedtech.com and desires to become a reporting company under federal securities laws with a publicly traded class of securities; and

         Whereas, AmeriNet is a reporting company under federal securities laws with a publicly traded class of securities as a result of which, its personnel have substantial experience with law, accounting and the regulatory obligations imposed under federal securities laws and regulations, and, as part of its operations, AmeriNet, with the assistance of Yankees' personnel, provides assistance and advice to companies that desire to attain reporting status under
Section 12(g) of the Exchange Act; and

         Whereas, AmeriNet and Yankees are agreeable to making their services available to the Client, on the terms and subject to the conditions hereinafter set forth:

         Now, Therefore, in consideration for AmeriNet's and Yankees' agreement to render the hereinafter described services as well as of the premises, the sum of $10 and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   WITNESSETH:

                                   ARTICLE ONE
                           OBLIGATIONS OF THE PARTIES

1.1      Description of Services

(A)      AmeriNet and Yankees will assist:

     (1) The Client's legal counsel to register its securities with the Securities and Exchange Commission (the "SEC"), and thereafter, will assist the Client to make arrangements required to permit trading of the Client's securities on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc., including introductions to one or more potential market makers and assistance in the preparation, filing and management of the SEC and NASD Rule 15c2-11 compliance filings which will be required by any broker dealers publishing quotes in the Client's securities.

     (2) AmeriNet and Yankees will assist the Client to obtain a CUSIP number for its securities, to obtain a stock trading symbol and to list the Client in a Standard & Poors or comparable nationally recognized securities manual complying with the manual exemption from Blue Sky registration in 15 or more states.

     (3)  The foregoing services are hereinafter referred to as the "Services".

(B) (1) Subject to the requirement that the Client provides assurances satisfactory to Yankees that proceeds will be used solely in as set forth in exhibit 1.1(B)(1)-1 and that the Client attains the monthly gross income and net, pre-tax profits results disclosed in the business plan annexed hereto and made a part hereof as exhibit 1.1(B)(1)-2 (the "Business Plan"), Yankees will either loan or arrange for loans to

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          the  Client of up to  $60,000  required  by the  Client to effect  the business development disclosed in the Business Plan, provided further, that Yankees obligation to use its best efforts to either make or arrange for the foregoing loans will terminate in the event that the Client fails to:

          (a)  Comply on a timely basis with applicable laws, including, without
               limitation,     applicable    securities,    internal    revenue,
               communications or trade laws;

          (b)  Develop business goals or projections acceptable to Yankees; or

          (c)  Meet stated business goals or projections by more than 20%

     (2) The loans called for by this Section and, at Yankees' option, all other funds loaned by Yankees to the Client, will be in the form of purchases of convertible bonds to be issued by the Client (the "Class A Bonds"), having the following attributes:

          (a) The Class A Bonds will be secured by all of the assets of the Client;

          (b) Each Class A Bond will yield interest until maturity at the annual rate, compounded monthly, of 8% and thereafter, if not paid on a timely basis, at the highest rate of interest permitted under applicable law;

          (c) Each Class A Bond will be convertible, at the option of the holder, into shares of the Client's capital stock in an amount derived at by dividing the principal amount of the Class A Bond plus accrued but unpaid interest by the lesser of 50% of the last transaction price for the Client's common stock as quoted on the OTC Bulletin Board operated by the NASD on the trading day preceding provision of the funds by Yankees for which the subject Class A Bond was issued or 50% of the last transaction price for the Client's common stock as quoted on the OTC Bulletin Board operated by the NASD on the trading day preceding the date Yankees informs the Client of its intention to exercise its conversion rights, whichever will result in the issuance of the greater number of the Client shares of Common Stock.

          (d) The Class A Bonds will be due and payable in one balloon installment of principal and accrued interest on the 730th day following the date on which the funds for which the subject Class A Bond was issued were tendered to the Client.

          (e) The shares of common stock underlying the Class A Bonds will be registered with the Commission as required by Section 5 of the Securities Act, using Commission Form S-3 within a reasonable time after their issuance, provided that the Client is then eligible to use Commission Form.

(C) Because of the Client's anticipated status under federal securities laws, in any circumstances where AmeriNet or Yankees is describing the securities of the Client to a third Party, they will disclose to such person the compensation received from the Client to the extent required under any applicable laws, including, without limitation, Section 17(b) of the Securities Act of 1933, as amended (the "Securities Act"); however, the Parties acknowledge they do not contemplate that neither AmeriNet nor Yankees will be involved in any activities on behalf of the Client requiring such descriptions or disclosures, or that the Services involve any activities subject to regulation under federal or state securities laws.

1.2      Fiduciary Obligation to Client

         In rendering their Services, neither AmeriNet nor Yankees will disclose to any third party any confidential non-public information furnished by the Client or otherwise obtained by them with respect to the Client.

1.3      Limitations on Services


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(A)  The Parties  recognize that certain  responsibilities  and  obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities
     Dealers,  Inc.   (collectively  with  its  subsidiaries  being  hereinafter referred to as the "NASD"), in-house "due diligence" or "compliance" departments of licensed securities firms, etc.; accordingly, AmeriNet and Yankees each agree that they will not release any information or data about the Client to any selected or limited person(s), entity or group if they are aware that such information or data has not been generally released or promulgated.

(B) AmeriNet and Yankees will restrict or cease, as directed by the Client, all efforts on behalf of the Client, including dissemination of information regarding the Client, immediately after instructions (in writing by fax or letter) to that effect from the Client.

1.4      Client's Commitments

(A) All of the Client's affiliates will immediately be consolidated into a single entity, such entity being the publicly held entity contemplated by this Agreement.

(B) (1) All work requiring legal review will be submitted for approval by the Client to the Client's legal counsel prior to its use.

     (2) Final drafts of any matters prepared for use by AmeriNet or Yankees in conjunction with the provision of the Services will be reviewed by the Client and, if legally required, by the Client's legal counsel, to assure that:

          (a)  All required information has been provided;

          (b)  All materials are presented accurately; and,

          (c) That no materials required to render information provided "not misleading" are omitted.

     (3)  Only after such review and  approval  by the Client and, if  required,
          the  Client's  legal  counsel,   will  any  documents  be  filed  with
          regulatory agencies or third parties.

     (4) (a) Financial data will be reviewed by competent, independent, certified public accountants experienced and qualified in securities related accounting and who are members in good standing of the AICPA's Securities Practice Section, to be separately retained by the Client.

          (b) Such accountants will be required to review and approve all financially related filings, prior to release to third parties or submission to the appropriate regulatory authorities.

(C)  The Client will promptly:

     (1)  Supply AmeriNet and Yankees on a regular and timely basis with:

          (a) All approved data and information about the Client, its management, its products, and its operations and the Client will be responsible for advising AmeriNet and Yankees of any fact which would affect the accuracy of any prior data and information supplied to AmeriNet or Yankees;

          (b) Full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with AmeriNet or Yankees's assistance, with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc.;


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     (2)  Notify  AmeriNet  and  Yankees  of  the  filing  of  any  registration statement for the sale of securities and/or of any other event which triggers any restrictions on disclosure; and

     (3) Be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data which it supplies to AmeriNet or Yankees and the Client acknowledges its awareness that AmeriNet and Yankees will rely on such continuing representation in performing its functions under this Agreement.

(D) AmeriNet and Yankees, in the absence of notice in writing from the Client, may rely on the continuing accuracy of material, information and data supplied by the Client.

                                   ARTICLE TWO
                                  COMPENSATION

2.1      Base Compensation & Costs

(A) For services to be provided during any term or renewal term of this Agreement (the "Base Compensation"):

     (1) In the event that AmeriNet or Yankees arranges or provides funding for the Client (other than in conjunction with the Class A Bonds) on terms more beneficial than those reflected in Client's current principal financing agreements (the entity providing the services being hereinafter generically referred to as the "Provider"), the Provider will be entitled, at its election, to either:

          (a)  A fee equal to 25% of such savings, on a continuing basis; or

          (b) If funding is provided though the Provider or any affiliates thereof, a discount of 10% from the contemporary offering or placement price for the subject securities, if they are issuable as free trading securities, or, a discount of 50% from the contemporary offering or placement price for the subject securities, if they are issuable as restricted securities (as the term restricted is used for purposes of SEC Rule 144); or

          (c) If funding is provided by any person or group of persons introduced to the Client by the Provider or persons associated with the Provider, directly or indirectly, but is not provided by the Provider or its principals as described in the preceding subsection, then the Provider will be entitled to an introduction fee equal to 5% of the aggregate proceeds so obtained; and

     (2) In the event that the Provider generates business for the Client, then, on any sales resulting therefrom, the Provider will be entitled to a commission equal to 10% of the gross income derived by the Client therefrom, on a continuing basis.

     (3) In the event that the Provider or any affiliate thereof arranges for an acquisition of or by the Client, then the Provider will be entitled to compensation equal to 10% of the compensation paid for such acquisition payable, at the Client's option, in cash or common stock of the surviving or parent publicly held entity, in addition to any compensation negotiated and received from the acquired entity or its affiliates.

(B) (1) In addition to payment of the Base Compensation, the Client will, provided that it has requested the Provider to provide services for which costs are incurred, be responsible for payment of all costs and disbursements associated with the Provider's services either:

          (a) Involving less than $50 per item and $200 in the aggregate during the preceding 30 day period; or

          (b)  Reflected in an operating budget approved by the Client; or


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          (c)  Approved in writing by the Client;

     (2) Notwithstanding the foregoing, in the event that a Provider requests authority to incur an expense it deems required for the proper performance of the Provider's services but the Client refuses to approve the expenditure, such refusal will excuse performance of such services.

     (3) All of the Provider's statements will be paid within 10 days after receipt.

     (4) In the event additional time for payment is required, the Provider will have the option of selling the account receivable and the Client agrees to pay interest thereon at the monthly rate of 1%.

     (5) In the event collection activities are required, the Client agrees to pay all of the Provider's reasonable out of pocket costs associated therewith.

(C) In the event that the Client's operations are not successful and they are terminated in a manner rendering the Client a publicly held corporation without material business operations, Yankees will have and is hereby irrevocably granted, the right to convert any outstanding amounts owed to Yankees by the Client (including any outstanding Class A Bonds) into additional shares of the Client's capital stock of all classes and series, in an amount sufficient so that after such conversion, Yankees will hold one share more than 50% of all outstanding and reserved shares (reserved shares being defined for this purpose as shares allocated for future issuance under binding agreements or arrangements [e.g., options, warrants, conversion features]) of each class and series of the Client capital stock.

(D) There will be no change or waiver of the provisions contained herein, unless such change is in writing and signed by the Client and the Provider.

2.2      Conditional Securities Compensation

         Subject to prior registration with the Commission pursuant to the requirements of Section 5 of the Securities Act, which will constitute a condition precedent to the issuance of the securities described below (the Client hereby covenanting and agreeing to take all reasonable measures to satisfy such condition precedent):

(A) (1) In consideration of the Services to be provided by AmeriNet, the Client will issue directly to AmeriNet's stockholders of record as of the 30th day following the date of the date of the SEC approval allowing the Client's stock to be publicly traded as a result of this Agreement (the "Record Date"), pro rata based on their ownership of common stock in AmeriNet, a quantity of the Client's common stock equal to 10% of the Client's total capital stock outstanding immediately following such issuance, subject to anti-dilutive rights for a period of 12 months from the original date of issuance (the "AmeriNet Shares").

     (2)  AmeriNet   will  provide  the  Client  with  a  copy  of  its  current shareholder list within 15 days after the Record Date, as of the Record Date.

(B) In consideration of the Services to be provided by Yankees, the Client will issue to Yankees a quantity of the Client's common stock equal to an additional 10% of the Client's total capital stock outstanding immediately following such issuance, subject to anti-dilutive rights for a period of 12 months following the original date of issuance (the "Yankees Shares").

(C) (1) No fractional shares will be issued by the Client to the AmeriNet stockholders or to Yankees, rather, any fractional shares will be increased to the next full share.

     (2) The AmeriNet Shares and the Yankees Shares (collectively and generically hereinafter referred to as the "Registered Shares") will be issued only if, and after they have been registered with the SEC as required by Section 5 of the Securities Act, pursuant to a registration statement on SEC Form SB-1 or SB-2, or a notification statement pursuant to SEC Regulation A, as well as any applicable state

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          Blue Sky laws,  and  AmeriNet  and  Yankees  will assist the Client to prepare and file required documentation associated therewith, at the Client's expense.

     (3) AmeriNet and Yankees hereby covenant and agree that all information they provide to the Client for inclusion in the registration statement will be true and correct.

     (4) Prior to the issuance of the Registered Shares, AmeriNet and Yankees will assist the Client to comply with any obligations under SEC Rule 10b-17 pertaining to dividends.

     (5) The Parties hereby agree that for auditing, tax or SEC filing fee purposes the reasonable market value of the Registered Shares is the lesser of $50,000 or 10% of the Client's stockholders equity or such other value as may be determined by the Client's accountants pursuant to applicable tax, SEC and accounting rules and principles.

(D) The Parties believe that the Client will have to pay the following costs in conjunction with the projects contemplated by this Agreement (in addition to payments to its legal counsel):

     (1) Auditing costs payable to Daszkal, Bolton, Manela & Devlin & Company the amount of which the Parties are not competent to determine;

     (2) The costs of obtaining a CUSIP number and listing with Standard & Poors or another comparable manual, which is estimated to be $4,000;

     (3) Transfer agent set up and certificate distribution costs which will vary, based on the agency selected and the initial services required, but should not exceed $15,000 for physical delivery of certificates to each stockholder, assuming that such delivery can be structured over several months; however, in the event that book entry recording in lieu of physical delivery is a legally available alternative and the costs of certificates are born by stockholders requesting them, then the costs can be cut dramatically (in the $5,000 range);

     (4) Filing fees to the SEC and State regulatory authorities, not expected to exceed $5,000;

     (5)  Travel,  long  distance  telephone,   overnight  postage  and  mailing
          expenses, not expected to exceed $2,500.

(E) Upon request of Yankees, the Client will engage its legal counsel to promptly prepare any reports which Yankees is required to file with the SEC, as a result of the Client's reporting status, including SEC Forms 3, 4 and 5, Schedules 13(d) and 13(g), and will submit all such reports to Yankees for prompt execution and timely filing with the SEC. It will be the responsibility of Yankees to provide the information required to prepare any such reports to the Client upon each request for preparation of such report and all such information provided by Yankees will be true and correct.


                                  ARTICLE THREE
                      TERM, RENEWALS & EARLIER TERMINATION

3.1      Term.

(A) This Agreement will be for an initial term of 180 days, commencing on the date of its complete execution by all Parties, as evinced in the execution page hereof (the "Initial Term"), but will be reasonably extended as required to permit completion of the projects contemplated hereby, registering the securities to be issued to AmeriNet's stockholders and Yankees and concurrently attaining trading status for the Client's securities as an issuer filing reports with the SEC pursuant to Section 12(g) of the Exchange Act, provided that the Client has taken all reasonable actions required to attain such goals during the initial 180 day period.


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(B)  Notwithstanding  the  foregoing  any Party  may  terminate  this  Agreement without penalty if the registration statement covering the distribution of Registered Shares has not been declared effective within 180 days after filing thereof.

3.2      Final Settlement.

(A) Upon termination of this Agreement, payment of all sums and securities or amounts due hereunder, AmeriNet and Yankees or their representative will execute and deliver to the Client a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, will forthwith tender to the Client all records, manuals and written procedures, as may be desired by the Client for the continued conduct of its business; and

(B) The Client or its representative will execute and deliver to AmeriNet or Yankees, as the case may be, a receipt for all materials returned and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, will forthwith tender to AmeriNet or Yankees, as the case may be, all records, manuals and written procedures, as may be desired by AmeriNet or Yankees for the continued conduct of their business.


                                  ARTICLE FOUR
                     CONFIDENTIALITY & COMPETITION COVENANTS

4.1      AmeriNet.

(A)  General:

     (1) AmeriNet acknowledges that, in and as a result of its entry into this Agreement, it will be making use of confidential information of special and unique nature and value relating to such matters as the Client's trade secrets, systems, procedures, manuals, confidential reports; consequently, as material inducement to the entry into this Agreement by the Client, AmeriNet hereby covenants and agrees that it will not, at anytime during the term of this Agreement, any renewals thereof and for two years following the terms of this Agreement, directly or indirectly, use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to it as a result of its entry into this Agreement or provision of services hereunder.

     (2) In the event of a breach or threatened breach by AmeriNet of any of the provisions of this Section 4.1, the Client, in addition to and not in limitation of any other rights, remedies or damages available to the Client, whether at law or in equity, will be entitled to a permanent  injunction  in order to  prevent  or to  restrain  any such breach by AmeriNet, or by its partners, directors, officers, stockholders, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with it.

(B)  Special Remedies.

     (1) In view of the irreparable harm and damage which would undoubtedly occur to the Client and its clients as a result of a breach by AmeriNet of the covenants or agreements contained in this Section 4.1, and in view of the lack of an adequate remedy at law to protect the Client's interests, AmeriNet hereby covenants and agrees that the Client will have the following additional rights and remedies in the event of a breach hereof:

          (a)  AmeriNet   hereby   consents  to  the  issuance  of  a  permanent
               injunction enjoining it from any violations of the covenants set forth in this Section 4.1; and

          (b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which the Client or its clients may sustain prior to the effective enforcement of such

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               injunction,  AmeriNet hereby  covenants and agrees to pay over to the Client, in the event it violates the covenants and agreements contained in this Section 4.1, the greater of:

               1. Any payment or compensation of any kind received by it because of such violation before the issuance of such injunction, or

               2. The sum of One Thousand Dollars per violation, which sum will be liquidated damages, and not a penalty, for the injuries suffered by the Client or its clients as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to the Client for any breach of the covenants and agreements contained in this Section 4.1, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect the Client and its clients from the injury caused by such breaches would be injunctive relief.

(C)  Cumulative Remedies.

         AmeriNet hereby  irrevocably agrees that the remedies described in this
Section 4.1 will be in addition to, and not in limitation of, any of the rights or remedies to which the Client and its clients are or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

(D)  Acknowledgment of Reasonableness.

     (1) AmeriNet hereby represents, warrants and acknowledges that its members or officers and directors have carefully read and considered the provisions of this Section 4.1 and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Client, its members, officers, directors, consultants, agents and employees; consequently, in the event that any of the above-described restrictions will be held unenforceable by any court of competent jurisdiction, AmeriNet hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, AmeriNet hereby covenants and agrees that if so modified, the covenants contained in this
          Section 4.1 will be as fully enforceable as if they had been set forth herein directly by the Parties.

     (2) In determining the nature of this limitation, AmeriNet hereby acknowledges, covenants and agrees that it is the intent of the
          Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that these covenants not to compete or circumvent be imposed and maintained to the greatest extent possible.

(E)  Exclusivity.

         AmeriNet will not be required to devote all of its business time to the affairs of the Client, rather it will devote such time as it is reasonably necessary in light of its other business commitments.

4.2      Yankees.

(A)  General:

     (1) Yankees acknowledges that, in and as a result of its entry into this Agreement, it will be making use of confidential information of special and unique nature and value relating to such matters as the Client's trade secrets, systems, procedures, manuals, confidential reports; consequently, as material inducement to the entry into this Agreement by the Client, Yankees hereby covenants and agrees that it will not, at anytime during the term of this Agreement, any renewals thereof and for two years following the terms of this Agreement, directly or indirectly, use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to it as a result of its entry into this Agreement or provision of services hereunder.

     (2) In the event of a breach or threatened breach by Yankees of any of the provisions of this Section 4.2, the Client, in addition to and not in limitation of any other rights, remedies or damages available to the Client, whether at law or in Yankees, will be entitled to a permanent injunction in order to prevent or to restrain any such breach by Yankees, or by its partners, directors, officers, stockholders, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with it.

(B)  Special Remedies.

     (1) In view of the irreparable harm and damage which would undoubtedly occur to the Client and its clients as a result of a breach by Yankees of the covenants or agreements contained in this Section 4.2, and in view of the lack of an adequate remedy at law to protect the Client's interests, Yankees hereby covenants and agrees that the Client will have the following additional rights and remedies in the event of a breach hereof:

          (a) Yankees hereby consents to the issuance of a permanent injunction enjoining it from any violations of the covenants set forth in this Section 4.2; and

          (b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which the Client or its clients may sustain prior to the effective enforcement of such injunction, Yankees hereby covenants and agrees to pay over to the Client, in the event it violates the covenants and agreements contained in this Section 4.2, the greater of:

               1. Any payment or compensation of any kind received by it because of such violation before the issuance of such injunction, or

               2. The sum of One Thousand Dollars per violation, which sum will be liquidated damages, and not a penalty, for the injuries suffered by the Client or its clients as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to the Client for any breach of the covenants and agreements contained in this Section 4.2, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect the Client and its clients from the injury caused by such breaches would be injunctive relief.

(C)       Cumulative Remedies.

         Yankees hereby  irrevocably  agrees that the remedies described in this
Section 4.2 will be in addition to, and not in limitation of, any of the rights or remedies to which the Client and its clients are or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

(D)       Acknowledgment of Reasonableness.

     (1) Yankees hereby represents, warrants and acknowledges that its members or officers and directors have carefully read and considered the provisions of this Section 4.2 and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of the Client, its members, officers, directors, consultants, agents and employees; consequently, in the event that any of the above-described restrictions will be held unenforceable by any court of competent jurisdiction, Yankees hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, Yankees hereby covenants and agrees that if so modified, the covenants contained in this
          Section 4.2 will be as fully enforceable as if they had been set forth herein directly by the Parties.

     (2) In determining the nature of this limitation, Yankees hereby acknowledges, covenants and agrees that it is the intent of the
          Parties that a court adjudicating a dispute arising hereunder recognize that the

          Parties desire that these covenants not to compete or circumvent be imposed and maintained to the greatest extent possible.

(E)      Exclusivity.

         Yankees will not be required to devote all of its business time to the affairs of the Client, rather it will devote such time as it is reasonably necessary in light of its other business commitments.

4.3      Client's Confidentiality & Competition Covenants in Favor of AmeriNet

(A)      General Prohibitions

     (1) The Client acknowledges that, in and as a result of its engagement of AmeriNet, the Client will be making use of confidential information of special and unique nature and value relating to such matters as AmeriNet's business contacts, professional advisors, trade secrets, systems, procedures, manuals, confidential reports, lists of clients, potential customers and funders; consequently, as material inducement to the entry into this Agreement by AmeriNet, the Client hereby covenants and agrees that it will not, at anytime during the term of this Agreement, any renewals thereof an for two years following the terms of this Agreement, directly or indirectly, use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to it as a result of its engagement of AmeriNet, or AmeriNet's affiliates.

     (2) In the event of a breach or threatened breach by the Client of any of the provisions of this Section 4.3, AmeriNet, in addition to and not in limitation of any other rights, remedies or damages available to AmeriNet, whether at law or in equity, will be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Client, or by the Client's partners, directors, officers, stockholders, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with it.

(B)      Special Remedies.

         In view of the irreparable harm and damage which would undoubtedly occur to AmeriNet as a result of a breach by the Client of the covenants or agreements contained in this Section 4.3, and in view of the lack of an adequate remedy at law to protect AmeriNet's interests, the Client hereby covenants and agrees that AmeriNet will have the following additional rights and remedies in the event of a breach hereof:

     (1) The Client hereby consents to the issuance of a permanent injunction enjoining it from any violations of the covenants set forth in this
          Section 4.3 is and

     (2) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which AmeriNet may sustain prior to the effective enforcement of such injunction, the Client hereby covenants and agrees to pay over to AmeriNet, in the event it violates the covenants and agreements contained in this Section 4.3, the greater of:

          (a) Any payment or compensation of any kind received by it because of such violation before the issuance of such injunction, or

          (b) The sum of One Thousand Dollars per violation, which sum will be liquidated damages, and not a penalty, for the injuries suffered by AmeriNet as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to AmeriNet for any breach of the covenants and agreements contained in this Section 4.3, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect AmeriNet from the injury caused by such breaches would be injunctive relief.

(C)      Cumulative Remedies.

         The Client hereby irrevocably agrees that the remedies described in this Section 4.3 will be in addition to, and not in limitation of, any of the rights or remedies to which AmeriNet is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

(D)  Acknowledgment of Reasonableness.

     (1) The Client hereby represents, warrants and acknowledges that its officers and directors have carefully read and considered the provisions of this Section 4.3 and, having done so, agree that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of AmeriNet, its members, officers, directors, consultants, agents and employees; consequently, in the event that any of the above-described restrictions will be held unenforceable by any court of competent jurisdiction, the Client hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Client hereby covenants and agrees that if so modified, the covenants contained in this Section 4.3 will be as fully enforceable as if they had been set forth herein directly by the Parties.

     (2) In determining the nature of this limitation, the Client hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute hereunder recognize that the Parties desire that these covenants not to compete or circumvent be imposed and maintained to the greatest extent possible.

4.4      Client's Confidentiality & Competition Covenants in Favor of Yankees

(A)      General Prohibitions

     (1) The Client acknowledges that, in and as a result of its engagement of Yankees, the Client will be making use of confidential information of special and unique nature and value relating to such matters as Yankees's business contacts, professional advisors, trade secrets, systems, procedures, manuals, confidential reports, lists of clients, potential customers and funders; consequently, as material inducement to the entry into this Agreement by Yankees, the Client hereby covenants and agrees that it will not, at anytime during the term of this Agreement, any renewals thereof an for two years following the terms of this Agreement, directly or indirectly, use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to it as a result of its engagement of Yankees, or Yankees's affiliates.

     (2) In the event of a breach or threatened breach by the Client of any of the provisions of this Section 4.4, Yankees, in addition to and not in limitation of any other rights, remedies or damages available to Yankees, whether at law or in Yankees, will be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Client, or by the Client's partners, directors, officers, stockholders, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with it.

(B)      Special Remedies.

         In view of the irreparable harm and damage which would undoubtedly occur to Yankees as a result of a breach by the Client of the covenants or agreements contained in this Section 4.4, and in view of the lack of an adequate remedy at law to protect Yankees's interests, the Client hereby covenants and agrees that Yankees will have the following additional rights and remedies in the event of a breach hereof:

     (1) The Client hereby consents to the issuance of a permanent injunction enjoining it from any violations of the covenants set forth in this
          Section 4.4 is and

     (2) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which Yankees may sustain prior to the effective enforcement of such injunction, the Client hereby covenants and agrees to pay over to Yankees, in the event it violates the covenants and agreements contained in this Section 4.4, the greater of:

          (a) Any payment or compensation of any kind received by it because of such violation before the issuance of such injunction, or

          (b) The sum of One Thousand Dollars per violation, which sum will be liquidated damages, and not a penalty, for the injuries suffered by Yankees as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to Yankees for any breach of the covenants and agreements contained in this Section 4.4, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect Yankees from the injury caused by such breaches would be injunctive relief.

(C)       Cumulative Remedies.

         The Client hereby irrevocably agrees that the remedies described in this Section 4.4 will be in addition to, and not in limitation of, any of the rights or remedies to which Yankees is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

(D)       Acknowledgment of Reasonableness.

     (1) The Client hereby represents, warrants and acknowledges that its officers and directors have carefully read and considered the provisions of this Section 4.4 and, having done so, agree that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Yankees, its members, officers, directors, consultants, agents and employees; consequently, in the event that any of the above-described restrictions will be held unenforceable by any court of competent jurisdiction, the Client hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Client hereby covenants and agrees that if so modified, the covenants contained in this Section 4.4 will be as fully enforceable as if they had been set forth herein directly by the Parties.

     (2) In determining the nature of this limitation, the Client hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute hereunder recognize that the Parties desire that these covenants not to compete or circumvent be imposed and maintained to the greatest extent possible.


                                  ARTICLE FIVE
                                  MISCELLANEOUS

5.1      Notices.

         All notices, demands or other written communications hereunder will be in writing, and unless otherwise provided, will be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To the Client:
             PriMed Technologies, LC or PriMed Technologies, Inc.;
                           350 Northwest 12th Avenue,
                        Deerfield Beach, Florida, 33443;
                 Telephone (954) 426-6056; Fax (954) 426-8680;
                         e-mail Evanb@primed1.com; and,
            at such addresses, telephone and fax numbers and e-mail

     addresses as the Client may provide or as may be disclosed on the SEC's EDGAR Internet web site (www.sec.gov); Attention: Evan Brovenick, President

To AmeriNet:
                           AmeriNet Group.com, Inc.;
                          1941 Southeast 51st Terrace;
                              Ocala, Florida 34471;
                 Telephone (352) 694-6661; Fax (352) 694-1325;
                          e-mail ed@amerinetgroup.com;
                                Attention: Edward
                             C. Dmytryk, President;

To Yankees:
                           The Yankee Companies, Inc.;
                          The Crystal Corporate Center;
                      2500 North Military Trail, Suite 225;
                           Boca Raton, Florida 33431;
                  Telephone (561) 998-2025; Fax (561) 998-3425;
                       e-mail lenny@yankeecompanies.com;
               Attention: Leonard Miles Tucker, President, and to


                           The Yankee Companies, Inc.;
               1941 Southeast 51st Terrace; Ocala, Florida 34471;
                  Telephone (352) 694-6661; Fax (352) 694-1325;
                     e-mail operations@yankeecompanies.com;

           Attention: Vanessa H. Lindsey, Chief Administrative Officer

     in each case, with copies to such other address or to such other persons as any Party will designate to the others for such purposes in the manner hereinabove set forth.

(B) (1) The Parties acknowledge that Yankees serves as a strategic consultant to AmeriNet and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

     (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials (if any) on their behalf.

5.2       Amendment.

          No modification, waiver, amendment, discharge or change of this Agreement will be valid unless the same is in writing and signed by Parties.

5.3       Merger.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and will be of no force or effect.

5.4       Survival.

          The several representations, warranties and covenants of the Parties contained herein will survive the execution hereof and will be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5       Severability.

          If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance will be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

5.6       Governing Law and Venue.

          This Agreement will be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement will, to the extent permitted by law, be held in Broward, Florida.

5.7       Dispute Resolution in lieu of Litigation.

(A) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute will, at the request of any Party, be exclusively resolved through the following procedures:

     (1) (a) First, the issue will be submitted to mediation before a mediation service in Broward County, Florida to be selected by lot from six alternatives to be provided, two selected by Yankees, two by AmeriNet and two by the Client.

         (b) The mediation efforts will be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties will submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida, to be selected by lot, from six alternatives to be provided, in the manner set forth above for selection of a mediator;

     (3) (a) Expenses of mediation will be borne by the Parties equally if successful but if unsuccessful, expenses of mediation and of arbitration will be borne by the Party or Parties against whom the arbitration decision is rendered.

         (b)   If the terms of the arbitral  award do not establish a prevailing
               Party,   then  the  expenses  of   unsuccessful   mediation   and
               arbitration will be borne 1/2 by the Client and 1/2 by AmeriNet.

(B) Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

(C) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party will be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

5.8       Benefit of Agreement.

(A) The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

(B) The Parties acknowledge that the Client is negotiating with AmeriNet for a possible reorganization pursuant to Section 368)(a)(1)(C) of the Code and in the event of such reorganization, the Parties hereby agree that the entity acquiring the Client's assets and operations (the "Ultimate entity") will become subject to all of the Client's obligations to Yankees under this Agreement, including obligations under the Class A Bonds, and that the ownership interests of Yankees in the Client shall be converted into equivalent ownership interests in the Ultimate Entity, which shall become its own reporting company under Section 12(g) of the Exchange Act, with at least 10% of its common stock registered for issuance directly as a stock dividend to AmeriNet's stockholders.

5.9       Captions.

          The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10      Number and Gender.

          All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11      Further Assurances.

          The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

5.12      Status.

(A)  Nothing  in  this  Agreement  will  be  construed  or  will   constitute  a
     partnership, joint venture, employer-employee relationship, lessor-lessee relationship, or principal-agent relationship.

(B) Throughout the term of this Agreement, AmeriNet and Yankees will serve as independent contractors, as that term is defined by the United States Internal Revenue Service, and in conjunction therewith, will be responsible for all of their own tax reporting and payment obligations.

(C) In amplification of the foregoing, AmeriNet and Yankees will, subject to reasonable reimbursement on a pre-approved budgetary basis, be responsible for providing their own office facilities and supporting personnel.

5.13      Counterparts.

(A) This Agreement may be executed in any number of counterparts delivered through facsimile transmission.

(B) All executed counterparts will constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

5.14      License.

(A)  (1)  This Agreement is the property of Yankees.

     (2) The use hereof by the Parties is authorized hereby solely for purposes of this transaction and, the use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

     (3) This Agreement will not be construed more stringently or interpreted less favorably against AmeriNet based on authorship.

(B) The Client hereby acknowledge that neither Yankees nor AmeriNet is a law firm and that neither provided it with any advice, legal or otherwise, in conjunction with this Agreement, but rather, has suggested that it rely solely on its own experience and advisors in evaluating or interpreting this Agreement and that the Client has confirmed that this Agreement and any forms of agreements or legal instruments provided to the Client by Yankees or AmeriNet will be reviewed by the Client's legal counsel prior to use thereof.


         IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
In Our Presence
                                                 PRIMED TECHNOLOGIES, LC
----------------------------

____________________________                By:  /s/ Evan Brovenick
                                                 Evan Brovenick, Managing Member
Dated: January 16th 2001
                                         Attest: /s/ Alvin Brovenick
                                                 Alvin Brovenick, Secretary
{Seal}

                                                 PRIMED TECHNOLOGIES, INC.
----------------------------

____________________________                 By: /s/ Evan Brovenick
                                                 Evan Brovenick, President
Dated: January 16th 2001
                                         Attest: /s/ Alvin Brovenick
                                                 Alvin Brovenick, Secretary
{Seal}

                                                 AMERINET GROUP.COM, INC.
----------------------------

____________________________                By: /s/ Edward C. Dmytryk, President
Dated: January 16th 2001
                                       Attest: /s/ Vanessa H. Lindsey, Secretary
{Seal}

                                                 THE YANKEE COMPANIES, INC.
----------------------------

____________________________              By:/s/ Leonard Miles Tucker, President
Dated: January 16th 2001
                                       Attest: /s/ Vanessa H. Lindsey, Secretary
{Seal}

                               Exhibit 1.1(B)(1)-1
                                 Use of Proceeds

1. Proceeds will be provided, subject to PriMed's compliance with its obligations under the Agreement, in the following installments:

     A.   $20,000 upon execution of the Agreement;

     B.   $19,268.43 on the first Friday following execution of the Agreement;

     C. $21,004.21 on the Thursday first following payment of the second installment.

2.   Proceeds will be used solely for the following purposes:

     A.   Payroll expenses in the following amounts to the persons listed:

          Name                               Amount
          Chevas, Sonia S.                   $    860.23
          Fiske, Beatrice A.                 $    844.19
          O'Toole, Colleen M.                $    698.23
          Pythone, Sergeline                 $    624.58
          Santiago, Jeanette                 $    593.64
          Brenner, Myrna E.                  $    579.16
          Decker, Joan B.                    $    690.26
          Frontiera, Madelina                $    901.71
          Garcia, Geneva                     $    510.15
          Lacova, Lisa A.                    $  1,091.84
          Hiltchinson, Cora C.               $  1,314.98
          Delgado, Carmen                    $    257.16
          Evans, Ram J.                      $    469.56
          Kramer, Rochelle D.                $    307.61
          Kiritz, David T.                   $    889.23
          Marrero, Debbie Cuevas             $    719.47
          Stern, Sharon M.                   $    722.43
          Amoroso, Karen E.                  $    991.87
          Brovenick, Justin J.               $  1,780.05
          Flohr, Susan J.                    $  1,055.96
          Worrall, Melissa A.                $    470.26
          Amoroso, Agatino                   $  1,538.56
          Total                              $ 17,911.03

         B.       Payments covering the following open checks:


                            Check
          Date              Number   Amount        Recipient
          December 4,2000    1084    $ 1,278.95    Sony Electronics, Inc.
          January 3, 2001            $   500.00    Postalia/Postage
          January 4, 2001    1131    $ 1,092.95    Sprint PCS
          January 8, 2001    1136    $ 3,000.00    Norma Schereck
          January 8, 2001    1138    $   448.97    AutoNation Financial Services
          January 8, 2001    1139    $    90.10    Owen Business Systems
          January 9, 2001    1140    $ 1,268.82    Aim Riverside
          January 9, 2001    1144    $ 1,473.33    C.N.A. Insurance
          January 9, 2001            $   500.00    Postalia/Postage
          January 11, 2001   1145    $   205.00    Zsource

          January 15, 2001   1146    $   766.99    John Olive
          January 16, 2001   1147    $   205.00    Department of State
          January 18, 2001           $   500.00    Postaila/Postage
          January 22, 2001   1148    $   229.61    Florida Department of Revenue
          January 22, 2001   1150    $ 1,473.33    C.N.A. Insurance
                                     $21,357.50        Total

         C.       Rental payable to FG Partners, Ltd., $21,004.21



                               Exhibit 1.1(B)(1)-2
                                  Business Plan


Provided under separate cover